Exhibit 23.1

                                INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of Day Runner, Inc., on Form S-8 of our reports dated August 17, 1998 (September 25, 1998 as to Note 20) appearing in the Annual Report on Form 10-K of Day Runner, Inc. for the year ended June 30, 1998.


Deloitte & Touche LLP


Los Angeles, California
December 16, 1998